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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 28, 2001


                        Commission file number 001-12055



                        PARACELSUS HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)




          CALIFORNIA                                 95-3565943
 (State or other jurisdiction of                    (IRS Employer
  incorporation or organization)                  Identification No.)


                  515 W. Greens Road, Suite 500, Houston, Texas
                    (Address of principal executive offices)

             77067                                 (281) 774-5100
          (Zip Code)                        (Registrant's telephone number,
                                                including area code)



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Items 3. Bankruptcy or Receivership.

         On June 28, 2001 (the "Confirmation Date"), the United States Bankruptcy Court for the Southern District of Texas (the "Court") entered an order (the "Confirmation Order") confirming the first amended plan of reorganization, as modified, of Paracelsus Healthcare Corporation ("PHC") filed with the Court on April 18, 2001 (the "Amended Plan"). Russell Investments, Inc., an equity security holder of PHC, has filed an appeal of the Confirmation Order and, by way of two separate motions, has sought a stay of the Confirmation Order pending resolution of the appeal. As of the date hereof, neither the appeal nor the motion for the stay have been resolved.

         Under the terms of the Amended Plan, the Amended Plan must be effective no later than three months after the Confirmation Date. The consummation of the Amended Plan is subject to a number of material conditions, and there can be no assurance that the Amended Plan will be consummated. The following is a summary of certain material provisions of the Amended Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Amended Plan, which is filed as an exhibit to this document, including all exhibits and documents described therein, as filed with the Court and as may otherwise be amended, modified or supplemented.

         Upon the effective date (the "Effective Date") of the Amended Plan, the 59,143,721 shares of PHC's common stock currently held by existing equity holders will be canceled and rendered null and void, and current equity holders will neither receive or retain any property under the Amended Plan on account of such equity interests. Also upon the Effective Date, PHC will merge into a wholly owned subsidiary incorporated in Delaware and will cease to exist as a separate company, and the wholly owned subsidiary will emerge from bankruptcy as reorganized PHC and will be known as Clarent Hospital Corporation. Additionally, all principal and interest outstanding on the Notes and allowed general unsecured claims will be exchanged for (i) 11.5% Senior Notes (due on August 15, 2005) (the "New Notes") in the aggregate principal amount of $130.0 million (ii) a cash payment, as defined in the Amended Plan, and (iii) 100.0% of the 6,106,665 shares of new common stock to be issued by reorganized PHC under the Amended Plan. Interest on the New Notes shall accrue commencing on the Effective Date.

         Pursuant to the terms of a settlement agreement executed in connection with the global settlement of shareholder litigation that became effective in September 1999, a 6.51% subordinated note (the "Park Note") and all accrued interest thereon must convert to PHC's common stock in the event PHC files a voluntary petition in bankruptcy. No shares of common stock have been issued to the Park Note holder (Park Hospital GmbH or "Park") at this time. Under the Amended Plan (i) the Park Note will be deemed to have been converted to approximately 1.9 million shares of PHC's common stock upon the filing of the Bankruptcy proceeding, (ii) Park will be deemed to have been issued the common stock in accordance with the terms of the settlement and (iii) the Park Note will be deemed to be canceled. On the Effective Date, the 1.9 million shares of PHC common stock will be deemed canceled and rendered null and void, and Park will neither receive nor retain any property on account of such equity interests.

         On or about the Effective Date, reorganized PHC will take the steps necessary to cease being subject to the periodic reporting requirements of the federal securities law. Additionally, reorganized PHC will have a limited number of stockholders and does not plan to list the New Notes on an exchange. Therefore, PHC will not be required to file periodic public reports, although the new board of directors may seek to voluntarily register the Company's new common stock with the SEC or to list the New Notes on an exchange at a future date and thus have the Company become a publicly traded entity.

         Below is a summary of "Liabilities Subject to Compromise" at May 31, 2001 as a result of PHC's Chapter 11 bankruptcy filing. Amounts reflect PHC liabilities incurred prior to the commencement of the Chapter 11 proceeding and do not reflect liabilities of any of PHC's subsidiaries. These liabilities, consisting primarily of long-term debt, including the principal amounts of the Notes and the Park Note and accrued interest through September


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15, 2000, certain accounts payable, accrued liabilities and post-termination benefit obligations to former officers and key employees, represent PHC's estimate of known or potential claims to be resolved in connection with the Chapter 11 proceedings. Such claims remain subject to future adjustments based on negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, determination as to the value of any collateral for claims, treatment under the Amended Plan and other events.

LIABILITIES SUBJECT TO COMPROMISE AT MAY 31, 2001 (IN THOUSANDS):


        10% Senior Subordinated Notes.......................$  325,000
        Unamortized deferred financing costs................    (5,136)
        Accrued interest through
         September 15, 2000.................................    36,833
        6.51% Subordinated Note.............................     7,185
        Post-termination benefit obligations................     3,255
        Vendor accounts payable.............................       183
        Accrued litigation liabilities......................     6,100
                                                             ---------
            Total liabilities subject to compromise         $  373,420
                                                            ==========

For financial information regarding the assets and liabilities of PHC refer to PHC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. PHC's May 31, 2001 monthly financial report filed with the Court reflects historical asset carrying values of $519.7 million, which consist primarily of investments in subsidiaries and intercompany receivables, and liabilities of $474.6 million, which consist primarily of the aforementioned liabilities subject to compromise and intercompany payables. Upon emergence from the Chapter 11 proceeding, PHC will be required to adopt "fresh start" reporting. Generally, PHC will restate all assets and liabilities at their respective fair values based upon the terms of the Amended Plan. PHC has not yet determined the total impact of fresh start reporting on the historical consolidated financial statements.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

             Exhibit 2.1 Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.




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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Paracelsus Healthcare Corporation
                                  (Registrant)


Dated: July 9, 2001               By: /s/ Lawrence A. Humphrey
                                      ----------------------------------
                                          Lawrence A. Humphrey
                                       Executive Vice President,
                                      & Chief Financial Officer


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                                 EXHIBIT INDEX

Exhibit No.         Description of Exhibit
-----------         ----------------------
 2.1                Debtor's First Amended Plan of Reorganization Under
                    Chapter 11 of the Bankruptcy Code.